Exhibit 10.29.1


             AMENDMENT NO. 3 TO SECURED REVOLVING NOTE OF INYX, INC.
         AMENDMENT NO. 2 TO SECURED MINIMUM BORROWING NOTE OF INYX, INC.
               AMENDMENT NO. 2 TO SECURED TERM NOTE OF INYX, INC.


                                 August 31, 2004

         Reference is made to that certain secured revolving note dated December 30, 2003 made by INYX, INC., a Nevada corporation (the "Borrower") in favor LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus") in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (as amended, modified or supplemented from time to time, the "Revolving Note").

         Reference is made to that certain secured convertible minimum borrowing note dated December 30, 2003 made by the Borrower in favor Laurus in the original principal amount of One Million Dollars ($1,000,000) (as amended, modified or supplemented from time to time, the "MB Note").

         Reference is made to that certain secured convertible term note dated October 29, 2003 made by the Borrower in favor Laurus in the original principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (as amended, modified or supplemented from time to time, the "Term Note"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Note, the Revolving Note or the MB Note, as applicable.


         WHEREAS, Borrower has requested that Laurus waive the requirement that the Borrower make Monthly Principal Payments required under Section 1.2 of the Term Note for each period prior to December 1, 2004 (to the extent not paid by the Borrower prior to the date hereof) (the "Amortization Waiver"); and

         WHEREAS, in connection with the extension of the Amortization Waiver, Borrower has agreed to issue new warrants to Laurus to purchase up to 694,000 shares of common stock of the Borrower (the "New Warrants") and amend certain terms of the Revolving Note, MB Note and Term Note, and Laurus desires to make such changes;

         NOW, THEREFORE, in consideration for the execution and delivery by the Borrower of all documents requested by Laurus in connection with the Amortization Waiver, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Laurus hereby agrees to the Amortization Waiver; provided that (i) such amortization payments so waived shall now be due and payable on the Maturity Date (as defined in the Term Note) and (ii) the Borrower shall make all amortization payments required by Section 1.2 of the Term Note beginning on December 1, 2004 and thereafter.

         2. Section 2.5 (c) Share Issuances of the Revolving Note is hereby amended to read, "Subject to the provisions of this Section 3.6, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or


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(iii) pursuant to options that may be issued under any employee  incentive stock option and/or any qualified stock option plan adopted by the Borrower) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities. As a result of the Borrower issuing common stock securities to investors led by Sands Brothers in August 2004, the Fixed Conversion Price as defined in Section 2.1 of the Revolving Note is hereby amended to mean $0.80.

         3. Section 3.5 (c) Adjustment Provisions of the MB Note is hereby amended to read, "Subject to the provisions of this Section 3.6, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or
(iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities. As a result of the Borrower issuing common stock securities to investors led by Sands Brothers in August 2004, the Fixed Conversion Price as defined in Section 2.2 of the MB Note is hereby amended to mean $0.80.

         4. Section 3.4 (c) Conversion Mechanics of the Term Note is hereby amended to read, "Subject to the provisions of this Section 3.6, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or
(iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower) for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price. For purposes hereof, the issuance of any security of the Borrower convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities. As a result of the Borrower issuing common stock securities to investors led by Sands Brothers in August 2004, the Fixed Conversion Price as defined in Section 2.1 (a) of the Term Note is hereby amended to mean $0.80.

         5. The Borrower hereby agrees to attempt to add to its pending Registration Statement originally filed with the Securities and Exchange Commission on February 17, 2004, or include in a new registration statement, a sufficient number of shares that would be convertible into Common Stock of the Borrower assuming the full conversion of each of the Term Note and the MB Note (after giving effect to any adjustments to the Fixed Conversion Price (as defined in each of the Term Note and the MB Note) made in accordance with this amendment or prior to the date hereof) and the complete exercise of all Common Stock Purchase Warrants (including the New Warrants) issued to Laurus by the Company (after giving effect to any adjustments to the exercise price set forth in such warrants made in accordance with this letter agreement or prior to the date hereof). Furthermore, the Company and Laurus hereby agree that the New Warrants shall be included with the definition of "Warrants" set forth in that certain Minimum Borrowing Note Registration Rights Agreement, dated as of December 30, 2003, by and between the Borrower and Laurus (as amended, modified or supplemented from time to time, the "Registration Rights Agreement").


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         6. The  foregoing  amendments  and waiver  shall be effective as of the date hereof following (i) the execution of same by each of the Borrower and Laurus and (ii) the issuance by the Borrower to Laurus of the New Warrants.

         7. There are no other amendments to the Revolving Note, the MB Note, the Term Note or the Registration Rights Agreement.

         8. The Borrower hereby represents and warrants to Laurus that, to the best of its knowledge, as of the date hereof all representations, warranties and covenants previously made by Borrower in connection with the Revolving Note, MB Note, the Term Note, the Registration Rights Agreement and the documents related thereto are true correct and complete and all of the Borrower's covenants requirements contained therein have been materially satisfied. As of the date hereof, no Event of Default under any Ancillary Agreements (as defined in the Security Agreement referred to in the MB Note) or under the Term Note has occurred or is continuing that has not been waived by Laurus.

         9. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.


                             ***Signatures follow***

         IN WITNESS WHEREOF, each of the Borrower and Laurus has caused this Amendment to be signed in its name this 31st day of August, 2004.

                                             INYX, INC.



                                             By:________________________________
                                                Rima Goldshmidt, Vice President


                                             LAURUS MASTER FUND, LTD.


                                             By:________________________________
                                             Name:
                                             Title: